                                                                   EXHIBIT 10.44

                                OPERATING LEASE



THIS LEASE ("Lease"), dated as of the 1st day 1990, between CAPITAL CONSULTANTS, INC., as Agent for the OREGON LABORERS-EMPLOYERS PENSION
TRUST FUND (referred to in its capacity as agent as "Lessor") and CROSSINGS INTERNATIONAL CORPORATION ("Lessee").

Recitals.

     A. Lessor is the lessee under that certain ground lease between Lessor, as lessee, and Meridian Park Hospital, as lessor, dated as of February 29, 1988. the lessee's interest under which was assigned to Lessor by Assignment of even date herewith (the "Ground Lease"). The Ground Lease covers the real property more particularly described in Exhibit A (the "Land").

     B. Lessor owns that certain assisted care center located on the Land and known as the Heritage at Meridian Park (the "Facility"). Lessee desires to lease and to operate the Facility for its own account, and Lessor is willing to lease the Facility to Lessee on the terms and conditions set forth in this Lease.

     C. The Facility is subject to that certain deed of trust under which Far West Federal Bank is the beneficiary, given by Lessor's predecessor, dated May 20, 1988 and recorded May 27, 1988, at Fee No. 88 21026 in the real property records of Clackamas County (the "Mortgage').

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree:


Section 1. Lease, Initial and Renewal Term,
           Effect of Mortgage Ground Lease.

     1.1 Leased Property; Term. Subject to the terms and conditions set forth in this Lease, Lessor subleases to Lessee and Lessee rents from Lessor, the Land, and Lessor leases to Lessee and Lessee rents from Lessor all of Lessor's rights and interest in and to the following property (together with the interest in the Land subleased hereunder, the "Leased Property"):

     (a) all buildings, structures, fixtures (as defined below) and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively the "Leased Improvements");

     (b) all easements, rights, and appurtenances relating to the Land and the Leased Improvements (collectively the "Related Rights");

     (c) all permanently affixed equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, together with all replacements, modifications, alternations and additions thereto (collectively the "Fixtures"); and

     (d) all machinery, equipment, furniture, furnishings, plants, fixtures or other personal property located at and used in conjunction with operation of the Leased Property (the "Personal Property").

     SUBJECT, HOWEVER, to the matters set forth in Exhibit B, to have and to hold for an initial term (the "Initial Term") commencing on the effective date of this Lease (the "Commencement Date"), and ending at midnight on December 31, 2000, unless this Lease is sooner terminated as hereinafter provided or the Initial Term is extended pursuant to Section 1.2.

     1.2 Renewal Term. Provided that Lessee is not then in default under this Lease, Lessee shall have the option to renew this Lease for two successive additional periods (the "Renewal Terms") of five years each. Lessee may exercise its renewal option by giving Lessor not less than one hundred eighty
(180) days prior written notice before the commencement date of a Renewal Term of its intent to renew this Lease. Each Renewal Term shall be upon the same terms and conditions stated in this Lease, except that Minimum Rent (defined at Section 3.1) shall equal the fair rental value of the Leased Property at commencement of such Renewal Term, as determined pursuant to Section 3.3.

     1.3 Except as set forth herein, the sublease of the Land is made upon and upon and shall be subject to all the terms, covenants and conditions of the Ground Lease, a copy of which is attached to this Lease as Exhibit C, and this Lease shall be subject to all of the terms, covenants and conditions of the Mortgage. Except as provided in this Section 1.3, Lessee shall perform, observe and be bound by all of the terms, covenants, acknowledgments and conditions by or to be performed on the part of the Tenant under the Ground Lease or on the part of the Grantor under the Mortgage, from and after the date hereof, and shall indemnify, defend and hold Lessor harmless from and against any liabilities arising under or pursuant to the Ground Lease or Mortgage by reason of Lessee's failure to fully comply with any and all of said duties, covenants and obligations, or by reason of Lessee's conduct upon or management of the Leased Property. Lessee acknowledges that Lessor does not, pursuant to this Lease, covenant or agree to do or perform any obligations undertaken or assumed by Landlord under the Ground Lease or Mortgage, except that Lessor shall continue to pay, as and when due, rent payable under the Ground Lease and principal and interest payments under the note secured by the Mortgage.

     If Lessor fails to pay when due any sums required by Lessor to be paid under the Ground Lease or the Note secured by the Mortgage, Lessee may, upon prior notice to Lessor, but shall not be obligated to, pay any and all such amounts. If Lessee makes any such payments, the amount so paid shall be immediately due and payable by Lessor to Lessee and shall bear interest at the Overdue Rate set forth at Section 2.7 from the date of expenditure by Lessee until repaid. Such amount, plus the interest accrued thereon, shall, until discharged in full, be off-set and deducted from the next installment or installments of minimum rent then due or coming due under this Operating Lease.


Section 2.  Definitions.

     Words with initial capitals as used in this Lease shall have the meanings given them in this Section 2 or at the Section or Recital where such word is first used.

     2.1 Consolidated Financial means any fiscal year or other accounting period for Lessee and its consolidated subsidiaries, statements of earnings and retained earnings and of changes in financial positions for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with generally accepted accounting principles.

     2.2 Facility means the assisted care facility being operated on and with the Leased Property.

     2.3 Facility means, collectively, all taxes (including, without limitation, all real, personal, county, state, business, gross receipts, transaction privilege, rent or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed before the date hereof and whether or not to be completed before the date or within the Initial or any Option Term of this Lease) ground rents (exclusive of any rents payable under the Ground Lease), water, sewer or other rents and charges, excises, tax levies, fee (including, without limitation, license, permit, inspection, authorization and similar fees), and all other government charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property that at any time before, during or in respect of the Initial or any Renewal Term may be assessed or imposed on or in respect of, or be a lien upon (a) Lessor or Lessor's interest in the Leased Property, (b) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use of the Leased Property or any part thereof; provided, however, nothing contained in this Lease shall be construed to require Lessee to pay (i) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Lessor or any other person or (ii) any transfer, or net revenue tax of any other person, (iii) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any leased Property, or the proceeds of any such sale or exchange.

     2.4 Insurance Requirements means all terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

     2.5 Legal Requirements means all federal, state, county, municipal and other governmental statues, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Leased Property or the construction, use or alteration thereof, whether now or hereafter enacted and in force, including any that may (i) require repairs, modifications or alterations in or Leased Property or (ii) in any way adversely affect the enjoyment of the Leased Property, and all permits, licenses and authorizations and regulations relating to the Leased Property, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Lessee (other than encumbrances created by Lessor after the Commencement Date without the consent of Lessee) affecting the Leased Property.

     2.6 Lessee's Property means any items of personal property owned by Lessee and located at or used in connection with the Facility.

     2.7 Overdue Rate means, on any date, a rate equal to 2% above the Prime Rate on such date, but in no event a rate greater than the maximum rate then permitted under applicable law.

     2.8 Payment Date means any due date for the payment of the installments of Minimum Rent or any other sums payable under this Lease.

     2.9 Prime Rate means the prime interest rate announced by First Interstate Bank of Oregon, N.A., from time to time.

     2.10 Rent means, collectively, the Minimum Rent payable pursuant to
Section 3.1 and the Additional Charges payable pursuant to Section 3.2.

Section 3. Minimum Rent and Additional Charges.

     3.1 Minimum Rent; Initial and Renewal Terms. Lessee will pay to Lessor in lawful money of the United States of America at such places and to such person, firm or corporation as Lessor from time to time may designate in writing, Minimum Rent (as defined below), in advance, in equal, consecutive monthly installments on the first day of each calendar month of the Initial Term, each such installment to be in the amount set forth in Exhibit D. Minimum Rent during any Renewal Term shall be in an amount equal to the fair market rental value of the Leased Property during such Term, as determined as of the first day of such Renewal Term pursuant to Section 3.3 (the "Fair Rental Value"), provided, that the annual Minimum Rent for any year during a Renewal Term shall in no event be less than the annual Minimum Rent applicable during the last year of the expiring Initial Term or Renewal Term, as the case may be.
"Minimum Rent" shall mean the amount of monthly or annual rent due pursuant to this Section 3.1 from time to time during the Initial Term or any Renewal Term. The amount of Minimum Rent is subject to adjustment as provided in Sections 5.2, 14.6, 15.3 and 15.5.

     3.2 Additional Charges. In addition to the Minimum Rent, (i) Lessee shall pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions that Lessee assumes or agrees to pay under this Lease, and (ii) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (i), Lessee shall promptly pay and discharge every fine, penalty, interest and cost that may be added for non-payment or late payment of such items (the items referred to in clauses (i) and (ii) are collectively called "Additional Charges".

     3.3 Determination of Minimum Rent-Renewal Term. Fair Rental Value shall mean the rental value of the Leased Property for a Renewal Term, determined as of the first day of such Term, by

     (a) agreement of Lessor and Lessee on or before the date that is five months preceding the date on which the Renewal Term commences, or, if Lessor and Lessee cannot agree upon the Fair Rental value of the Leased Property within the time given for such agreement under this clause (a), then the Fair Rental Value of the Leased Property shall be determined by

     (b) a qualified MAI appraiser experienced in the Portland, Oregon metropolitan market area and selected as follows: on or before five (5) months before commencement of the Renewal Term each party shall appoint a qualified MAI appraiser experienced in the Portland, Oregon market area and shall advise the other party of the choice. On the failure of either party to appoint an appraiser on or before five (5) months before such commencement date, the person appointed as appraiser by the other party may appoint a second appraiser to represent the party in default. The two appraisers appointed in either manner shall at once proceed to determine the Fair Rental Value of the Leased Property, but if they cannot agree upon the Fair Rental value of the Leased Property, they shall, not later than two (2) months before such commencement date, appoint a third appraiser and the three appraisers shall proceed at once to determine the Fair Rental Value of the Leased Property. The appraisal shall be conducted in Oregon, and a determination signed by any two of the three appraisers shall be binding and conclusive on each party. Lessor and Lessee shall each bear the costs and expenses of the appraiser representing such party, and the costs and expenses of the third appraiser, if any, shall be borne equally by Lessor and Lessee.

     3.4 Late Payment; Lessor's Payment of Additional Charges. Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of Rent.

     3.4.1  If any installment of Minimum Rent shall not be paid within ten
(10) days after its due date, Lessee will pay Lessor on demand, as Additional Charges, the late fee as provided in Section 3.6 hereof and, at such time that such failure constitutes an Event of Default pursuant to Section 16, a late charge (to the extent permitted by law) computed at the

Overdue Rate (or at the maximum rate permitted by law, whichever is less) on the amount of such installment, from the due date of such installment to the date of payment thereof.

     3.4.2 If Lessee shall fail to pay any Additional Charges when due and if, pursuant to this Lease, Lessor shall discharge the same, then an amount equal to such Additional Charges shall become immediately due and payable by Lessee to Lessor, together with interest at the Overdue Rate accruing from the date such amount was expended by Lessor until the same is repaid by Lessee. To the extent that Lessee pays any Additional Charges to Lessor pursuant to any requirement of this Lease, Lessee shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due.

     3.5 Net Lease. Except as otherwise provided in Section 1.3, the Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to lessor the full amount of the installments of Minimum Rent and Additional Charges throughout the Term, all as more fully set forth in Section 5 and subject to any other provisions of this Lease that expressly provide for adjustment or abatement of Rant or other charges.

     3.6 Late Fee. Lessee shall pay a late fee of five percent (5%) of the monthly rent for any payment not received within ten (10) days of its due date. Such late charge is intended to compensate Lessor for additional expenses incurred by Lessor in processing such late payments. Nothing herein is intended to violate any applicable law, code or regulation, and in case of any such violation all impermissible charges shall automatically be reduced to any maximum applicable legal rate or charge. The late fee pursuant to this Section
3.6 shall be imposed monthly for each late payment. This late fee is in addition to all other remedies available to Lessor and shall not be considered as limiting other remedies Lessor may have under this Lease or under Law.


Section 4.  Taxes, Assessments and Other Impositions.

     4.1 Payment of Impositions. Subject to Section 12 relating to permitted contests, Lessee will pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost is assessed or added for non-payment, such payments to be made directly to the taxing authorities. Lessee will promptly, upon request, furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. Lessee's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and in such event, shall pay such installments during the Initial and any Renewal Term (subject to Lessee's right of contest pursuant to the provisions of Section 12) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. Lessor, at its expense, shall, to the extent permitted by applicable law, prepare and file all tax returns and reports as may be required to governmental authorities in respect of Lessor's net income, gross receipts, franchise taxes and taxes on its capital stock, and Lessee, at its expense, shall, to the extent permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by governmental authorities. If any refund shall be due from any taxing authority in respect of any Imposition paid by Lessee, the same shall be paid over to or retained by Lessee if no Event of Default (defined at Section 16) shall have occurred hereunder and be continuing. Any such funds paid or payable by Lessor due to an Event of Default shall be applied as provided in Section 16.

     Lessor or Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. If governmental authorities classify any property covered by this Lease as personal property, Lessee shall file all personal property tax returns.
Lessor, to the extent it possesses the same, will, upon request, provide Lessee with cost and depreciation records necessary for filing returns for any property so classified as personal property. If Lessor is legally required to file personal property tax returns, Lessee will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Lessee to file a protest. Lessee may, upon notice to Lessor and subject to the provisions of Section 12 relating to permitted contests, at Lessee's option and at Lessee's sole cost and expense, protest, appeal, or institute such other proceedings as Lessee may deem appropriate to effect a reduction of real estate or personal property assessments and Lessor, at Lessee's expense as aforesaid, shall fully cooperate with Lessee in such protest, appeal or other action. Billings for reimbursement by Lessee to Lessor of personal property taxes shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made.

     4.2 Notice of Imposition. Lessor shall give prompt notice to Lessee of all Impositions payable by Lessee hereunder of which Lessor at any time acquires knowledge, but Lessor's failure to give any such notice shall in no way diminish Lessee's obligations hereunder to pay such Impositions; provided, however, that if Lessor fails to give such notice to Lessee and Lessee was otherwise without actual or constructive notice of any such Imposition, Lessor shall be responsible for any fine, penalty, interest and costs added because of late payment of such Imposition and Lessee shall not be deemed to be in default hereunder for late payment thereof.

     4.3 Adjustment of Impositions. Impositions imposed in respect of the tax or fiscal period during which the Initial or any Renewal Term terminates shall be adjusted and prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after such termination, and Lessee's obligation to pay its prorated share thereof shall survive such termination.

     4.4 Utility Charges. Lessee will pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in the Leased Property during the Term.

     4.5 Insurance Premiums. Lessee will pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Section 13 during the Term.


Section 5. Rent Adjustments.

     5.1 No Termination or Abatement. Except as otherwise specifically provided in this Lease, Lessee, to the extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of Lessor to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent, nor shall the respective obligations of Lessor and Lessee be otherwise affected by reason of (a) any damage to, or destruction of, any Leased Property or any portion thereof from whatever cause or any Taking of the Leased Property or, any portion thereof;
(b) the lawful or unlawful prohibition of, or restriction upon, Lessee's use of the Leased Property, or any portion thereof, the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title, unless such prohibition, restriction or interference arises from Lessor's failure to pay when due any sums required of Lessor to be paid under the Ground Lease or the Note secured by the Mortgage; (c) except as otherwise specifically provided in this Lease, any claim that Lessee has or might have against Lessor by reason of any default or breach of any warranty by Lessor under this Lease or any other agreement between Lessor and Lessee, or to which

Lessor and Lessee are parties; (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor, or (e) any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Lessee from any such obligations as a matter of law. Lessee hereby waives all rights, arising from any occurrence whatsoever, that may now or hereafter be conferred upon it by law (i) to modify, surrender or terminate this Lease or (ii) that entitle Lessee to any abatement, reduction, suspension or deferment of Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease. The obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

     5.2 Abatement Procedures. In the event of a partial taking as described in Section 15.3, temporary taking as described in Section 15.5 or damage to or destruction of the Leased Property as described in Section 14.6, which taking, damage or destruction does not render the Leased Property unsuitable for its Primary Intended Use (defined at Section 7.2.2), this Lease shall not terminate, but the Minimum Rent, subject to the foregoing, shall be abated in an amount determined by Lessor in the reasonable exercise of its judgment, taking into consideration what is fair, just and equitable to both Lessee and Lessor. Lessor shall notify Lessee in writing of any abatement determined pursuant to this Section 5.2. If Lessee shall object in writing to the abatement determined by Lessor within fifteen (15) days of Lessor's notice thereof to Lessee, then each party shall appoint an appraiser within fifteen
(15) days following the date Lessor received Lessee's objection, and such abatement shall be determined by appraisal as otherwise provided in Section 3.3(b).

Section 6. Ownership of Leased Property.

     6.1 Limited Rights of Lessee. Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the exclusive possession and use of the Leased Property upon the terms and conditions of this Lease.

     6.2 Personal Property. After the commencement of this Lease, Lessee may, at its expense, install, affix, assemble or place, on any parcels of the Land or in any of the Leased Improvements, any items of personal property. Lessee shall provide and maintain during the entire Lease term all personal property, including without limitation, all personal property necessary in order to operate the Facility in compliance with all licensure and certification requirements, in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use of the Facility.

     6.3 Transfer of Personal Property to Lessor. Upon the earlier of the expiration of twenty (20) years after the effective date of this Lease or the termination of this Lease, all (a) fixtures acquired by Lessee and placed on the Land or in the Facility after the effective date of this Lease, and replacements therefor or thereto, (b) all replacements of the personal property located on the Land or in the Facility on the effective date of this Lease and
(c) any other personal property acquired by Lessee after the effective date of this Lease and placed on the Land or in the Facility that is reasonably necessary to operation of the Facility, shall become the property of Lessor, if not already owned by Lessor, and Lessee shall execute all documents and take any actions reasonably necessary to evidence such ownership. The term "Personal Property" shall include any such additional personal property as may be transferred to Lessor pursuant to this Section 6.3.

     6.4 Replacements. If during the term of this Lease, Lessee should replace any of the Personal Property or Fixtures used in the operation of the Leased Property or the business conducted thereon, such replacement or substitute property shall become the property of Lessor (as Personal Property or Fixtures defined herein), free and clear of liens, encumbrances or claims by Lessee.


Section 7 Condition and Use of Leased Property

     7.1 Conditions of the Leased Property. Lessee has occupied and been in possession of the Leased Property since _______ 1988, and Lessee has examined and otherwise has knowledge of the condition of the Leased Property and has found the same to be in good order and repair and satisfactory for its purposes hereunder. Lessee is leasing the Leased Property "AS IS," and Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. LESSEE

ACKNOWLEDGES THAT LESSEE HAS INSPECTED THE LEASED PROPERTY AND THAT THE LEASED PROPERTY IS SATISFACTORY TO LESSEE.

   7.2  Use of the Leased Property.

     7.2.1 Lessee shall proceed with all due diligence and shall exercise its best efforts to obtain and to maintain all approvals needed to use and operate the Leased Property and the Facility under applicable local, state and federal law, including but not limited to licensure of the Leased Property where appropriate as a boarding and assisted care living facility.

     7.2.2 After the Commencement Date and during the Initial and any Renewal Term, Lessee shall continuously use or cause to be used the Leased Property and the Improvements thereon as a boarding and assisted care living facility and for such other uses as may be necessary or incidental to such use (the "Primary Intended Use"). Lessee shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Lessor. No use shall be made or permitted to be made of the Leased Property, and no acts shall be done, that will cause the cancellation of any insurance policy covering the Leased Property or any part thereof, nor shall Lessee sell or otherwise provide to residents therein, or permit to be kept, used or sold in or about the Leased Property, any article that may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriters regulations. Lessee shall, at its sole cost, (a) comply with all Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property, whether or not compliance therewith shall require structural changes in any of the Leased Improvements or interfere with the use and enjoyment of the Leased Property and (b) procure, maintain and comply with all licenses and other authorizations required for any use of the Leased Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof.

     7.2.3 Lessee shall not commit or suffer to be committed any waste on the Leased Property, or in the Facility, nor shall Lessee cause or permit any nuisance thereon.

     7.2.4 Lessee shall neither suffer nor permit the leased Property, or any portion thereof, to be used in such manner as (i) might reasonably tend to impair Lessor's title thereto or to any portion thereof, or (ii) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof.

     7.2.5 Lessee shall not use or permit the Leased Property to be used, in any manner that would (i) violate any certificate of occupancy affecting the Leased Property, (ii) cause the value or usefulness of the Leased Property or any part thereof to diminish, (iii) cause the loss of a license, approval, permit or agreement required by Section 7.2.1 hereof, (iv) violate any of the provisions of any encumbrance, mortgage or Deed of Trust to which the Lease is subordinated or that encumbers the Leased Property, or (v) violate any other provision of this Lease.

     7.2.6 Lessee shall inform Lessor immediately by telephone and by letter, telefacsimile or telegraph of any action taken, commenced or instituted by any state or federal authority having jurisdiction over the Leased Property as an assisted care facility to terminate or revoke any license or certificate of Lessee.

     7.3 Management of Facility. At all times during the Initial and any Renewal Term, Lessee shall have and retain primary and direct responsibility for managing the Facility. The fee payable to Lessee from the revenues generated by the Facility for providing such services shall at no time exceed@ five percent (5%) of the gross operating revenues of the Facility unless Lessor shall have given its prior written consent to Lessee to charge and collect a greater management fee.


Section 8. Compliance with Mortgages and Restrictions.

     8.1 Mortgage Compliance. Lessee, at its sole expense, shall promptly and diligently insure that it and the Leased Property and business conducted thereon shall at all times comply with all of the terms, conditions and provisions of any mortgage, deed of trust or other encumbrance now or in the future covering the Leased Property, except for the obligations thereunder to make payment on principal and interest.

     8.2 Encroachments, Restrictions. If any of the Leased Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to the Land, or shall violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, then promptly upon the request of Lessor or at the behest of any person affected by any such encroachment, violation or impairment, Lessee shall, at its expense, subject to its right pursuant to Section 12 to contest the existence of any encroachment, violation or impairment and in such case, in the event of an adverse final determination, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee or (ii) make such changes in the Leased Improvements, and take such other actions, as Lessee in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements were operated before the assertion of such violation or encroachment. Any such alteration shall be made in conformity with the applicable requirement of Section 10. Lessee's obligations under this
Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and Lessee shall be entitled to a credit for any sums recovered by Lessor under any such policy of title or other insurance.


Section 9.  Maintenance and Repair.

   9.1  Lessee's Obligations.

     9.1.1 Lessee, at its expense, will keep the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto and that are under Lessee's control in good order and repair (whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of the Leased Property, or any portion thereof), and, except as otherwise provided in Section 14, with reasonable promptness make all necessary and appropriate repairs thereto of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing before the commencement of the Initial Term of this Lease (concealed or otherwise). All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Lessee will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any part thereof for its Primary Intended Use.

     9.1.2 Lessor shall not under any circumstances be required to build or rebuild any improvements in the Leased Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with this Lease, or to maintain the Leased Property in any way. Lessee hereby waives, to the extent permitted by law, the right to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution of this Lease or that is hereafter enacted.

     9.1.3 Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (i) constituting the consent or request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof, or (ii) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property, or any portion thereof, except as provided in Sections 11 and 12.

     9.2. Lessor Repairs. If Lessor deems any maintenance or repairs required to be made by Lessee necessary, Lessor may demand that Lessee make them immediately, and if Lessee refuses or neglects to commence such maintenance or repairs and to complete them with reasonable dispatch, Lessor may make or cause such maintenance or repairs to be made. If Lessor makes or causes maintenance or repairs to be made, Lessor shall not be responsible to Lessee for any loss or damage that may accrue to Lessee's property or business by reason of the maintenance or repair work, and Lessee shall, on demand, immediately pay to Lessor the cost of such maintenance or repairs.


Section 10. Alterations.

     Lessee shall have the right to make additions, modifications or improvements to the Leased Property from time to time as it, in its discretion, may deem to be desirable for its uses and purposes, provided that either (a) Lessor has given its prior written consent for such alteration or (b) all of the following apply: (i) the costs of such alteration do not exceed the sum of $25,000.00, (ii) such action will not significantly alter the character or purpose or detract from the value or operating efficiency of the Leased Property, (iii) such alteration will not significantly impair the revenue producing capability of the Leased Property, and (iv) such alteration will not adversely affect the ability of Lessee to comply with the provisions of this Lease or increase the cost to Lessor of performing its obligations hereunder. The cost of all permitted alterations, modifications or improvements to the Leased Property shall be paid by the Lessee, and all such alterations, modifications and improvements shall, without payment by Lessor at any time, be included under the terms of this Lease and upon expiration or earlier termination of this Lease shall revert to and become the property of Lessor.

     Lessee shall perform any alterations, modifications or improvements with new materials, in a professional, workmanlike manner, and in accordance with all applicable governmental restrictions, orders, regulations, laws and ordinances and in compliance with any insurance policies or insurance underwriting requirements.


Section 11. Liens.

     Subject to the provision of Section 12 relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any part thereof, or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however, (a) this Lease, (b) the matters, if any, set forth in Exhibit B, restrictions, liens and other encumbrances to which Lessor gives its prior written consent, (d) liens for those taxes of Lessor that Lessee is not required to pay hereunder, (e) liens for real property taxes not yet due, (f) liens for impositions or for sums resulting from noncompliance with Legal Requirements so long as (i) the same are payable without the addition of any fine or penalty or (ii) such liens are in the process of being contested as permitted by Section 12, (g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that (i) the payment of such sums shall not be postponed under any related contract for more than sixty (60) days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made therefore or (ii) any such liens are in the process of being contested as permitted by Section 12, and (h) any liens that are the responsibility of Lessor pursuant to the provisions of Section 36.


Section 12. Permitted Consents.

     Lessee, on its own or on Lessor's behalf (or in Lessor's name), but at Lessee's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Imposition or any Legal Requirement or Insurance Requirement or any lien, attachment, levy, encumbrance, charge or claim not otherwise permitted by Section 11, provided that (a) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof against Lessor and from the Leased Property, (b) neither the Leased Property nor any Rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost, (c) in the case of a Legal Requirement, Lessor would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of any proceedings, (d) such contest may legally be maintained without the occurrence or imposition of any lien, charge or liability against Lessor, the Leased Property or Lessee's interest in the Leased Property or Lessee shall have given such reasonable security as may be demanded by Lessor to insure ultimate payment of any such lien, charge or liability by Lessee and prevent any sale or forfeiture of the Leased Property or the Rent; provided, however, the provisions of this Section 12 shall not be construed to permit Lessee to contest the payment of Rent or any other sums payable by Lessee to Lessor hereunder, (e) in the case of an Insurance Requirement, the coverage required by Section 13 shall be maintained, and (f) if such contest be finally resolved against Lessor or Lessee, Lessee shall, as Additional Charges due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, to comply with the applicable Legal Requirement or Insurance Requirement. Lessor, at Lessee's expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Lessee or if Lessor so desires, Lessor shall be joined as a party therein. Lessee shall defend, indemnify and save Lessor harmless from and against any liability, cost or expense of any kind that may be imposed upon Lessor in connection with any such contest and any loss resulting therefrom.


Section 13. Insurance.

     13.1 General Insurance Requirements. During the term of this Lease, Lessee shall at all times keep the Leased Property, and all property located in or on the Leased Property, including Lessee's Property, insured with the kinds and amounts of insurance described in this Section 13. This insurance shall be written by companies authorized to do insurance business in the state in which the Leased Property is located. The policies must name Lessor, Capital Consultants,

Inc. and those other parties designated by Lessor as an additional insured. Losses shall be payable to Lessor and/or Lessee as provided in Section 14. In addition, the policies shall name as an additional insured the holder of any mortgage, deed of trust or other security agreement ("Facility Mortgagee") on the Leased Property and any other encumbrance placed on the Leased Property in accordance with the provisions of Section 36, by way of a standard form of mortgagee's loss payable endorsement. Any loss adjustment shall require the written consent of Lessor, Lessee, and each Facility Mortgagee. Evidence of insurance shall be deposited with Lessor, and, if requested, with any Facility Mortgagee(s). If any provision of any Facility Mortgage requires deposits in respect of insurance to be made with such Facility Mortgagee, Lessee shall either pay to Lessor monthly the amounts required and Lessor shall transfer such amounts to each Facility Mortgagee, or, pursuant to written direction by Lessor, Lessee shall make such deposits directly with such Facility Mortgagee. The policies on Lessee's Property and the Leased Property, including the Leased Improvements, Fixtures and Personal Property, shall insure against the following risks:

     13.1.1 Loss or damage by fire, vandalism and malicious mischief, extended coverage perils commonly known as "All Risk", and all physical loss perils including but not limited to sprinkler leakage in an amount not less than one hundred percent (100%) of the then full replacement cost thereof (as defined below in Section 13.2);

     13.1.2 Loss or damage by explosion of steam boilers, pressure vessels or similar apparatus, now or hereafter installed in the Facility, in such limits with respect to any one accident as may be reasonably requested by Lessor from time to time;

     13.1.3 Loss of rental under a rental value insurance policy covering risk of loss during the first twelve (12) months of reconstruction necessitated by the occurrence of any of the hazards described in Section 13.1.1 or 13.1.2 in an amount sufficient to prevent Lessor from becoming a co-insurer.

     13.1.4 Claims for personal injury or property damage under a policy of comprehensive general public liability insurance with amounts not less than Five Million Dollars ($5,000,000.00) per occurrence in respect of bodily injury and death and Five Million Dollars ($5,000,000.00) for property damage.

     13.1.5 Claims arising out of professional malpractice in an amount not less than One Million Dollars ($1,000,000.00) for each person and for each occurrence; and

     13.1.6 Flood (when the Leased Property is located in whole or in part within a designated flood plain area), earthquake and such other hazards and in such amounts as may be customary for comparable properties in the areas and is available from insurance companies authorized to do business in the State at rates that are economically practicable in relation to the risks covered.

  13.2 Replacement Cost. The term "full replacement cost" shall mean the actual replacement cost of covered property from time to time including an increased cost of construction endorsement, less exclusions provided in the normal fire insurance policy. If either party believes that full replacement cost (the then replacement cost less such exclusions) has increased or decreased at any time during the Initial or any Renewal Term, it shall have the right to have such full replacement cost determined by the fire insurance company that is then carrying the largest amount of fire insurance carried on the Leased Property, hereinafter referred to as "impartial appraiser." The party desiring to have the full replacement cost so redetermined shall forthwith, on receipt of such determination by such impartial appraiser, give written notice thereof to the other party. The determination of such impartial appraiser shall be final and binding on the parties, and Lessee shall forthwith increase, or may decrease, the amount of insurance carried pursuant to this Section, as the case may be, to the amount so determined by the impartial appraiser, provided, that in no event shall the full replacement cost ever be in an amount less than the indebtedness encumbering the Leased Property. Lessee shall pay all of the fees, if any, of the impartial appraiser and all fees and costs incurred by Lessor with regard to Lessor's participation pursuant to this Section. If Lessee shall have made improvements to the Leased Property Lessor may, at Lessee's cost, have such full replacement cost redetermined at any time after such improvements are made, regardless of when the full replacement cost was last determined.

     13.3 Additional Insurance. In addition to the insurance coverage described in Section 13.1, Lessee shall maintain such additional insurance as may be required from time to time by any Facility Mortgagee and shall further maintain at all times adequate worker's compensation insurance coverage for all persons employed by Lessee on the Leased Property. Such worker's compensation insurance shall be in accordance with the requirements of applicable local, state and federal law.

     13.4 Waiver of Subrogation. All insurance policies carried by either party covering the Leased Property, and/or Lessee's Personal Property, including without limitation, policies covering contents and fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. The policies carried by each party will include such waiver clause so long as the same is obtainable without extra cost, and in the event of such an extra charge the other party, at its election, may pay the same, but shall not be obligated to do so.

     13.5 Form Satisfactory, etc. All of the policies of insurance referred to in this Section shall be written in form satisfactory to Lessor and by insurance companies satisfactory to Lessor. Lessor will not unreasonably withhold its approval as to the form of the policies of insurance or as to the insurance companies selected by Lessee. Lessee shall pay all of the premiums therefor, and shall deliver such policies or certificates thereof to Lessor before their effective date (and with respect to any renewal policy, at least ten (10) days prior to the expiration of the existing policy), and in the event of the failure of Lessee either to effect such insurance in the names herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to Lessor at the times required, Lessor shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, which premiums shall be repayable to Lessor upon written demand therefor, and failure to repay the same shall constitute an Event of Default within the meaning of Section 16.1(c). Each insurer mentioned in this Section shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Lessor, that it will give to Lessor thirty
(30) days written notice before the policy or policies in question shall be altered, allowed to expire or cancelled.

     13.6 Increase in Limits. If Lessor shall at any time deem the limits of the personal injury or property damage or public liability insurance then carried by Lessee to be either excessive or insufficient, the parties shall endeavor to agree on the proper and reasonable limits for such insurance to be carried, and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Section. If the parties shall be unable to agree thereon, the proper and reasonable limits for such insurance to be carried shall be determined by an impartial third party selected by the parties, the costs of which shall be paid by Lessee. Lessee shall reimburse Lessor for all costs and fees incurred by Lessor with regard to Lessor's participation with Lessee as provided in this Section 13.6. Nothing herein shall permit the amount of insurance to be reduced below the amount or amounts required by any Facility mortgagee, which for purposes of this Lease shall at all times be the minimum amount of insurance coverage required of Lessee.

     13.7 Blanket Policy. Notwithstanding anything to the contrary contained in this Section, Lessee's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee; provided, however, that the coverage afforded Lessor will not be reduced or diminished or otherwise by different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Section 13 are otherwise satisfied.

Section 14. Insurance Proceeds and Reconstruction Obligation.

     14.1 Insurance Proceeds. All proceeds payable by reason of any loss or damage to the Leased Property, or any portion thereof, and insured under any policy of insurance required by Section 13 of this Lease, shall be paid to Lessor and held by Lessor in trust (subject to the provisions of section 14.7) and shall be made available for the reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof, and shall be paid out by Lessor from time to time for the reasonable costs of such reconstruction or repair. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property (or in the event neither Lessor nor Lessee is required or elects to repair and restore, all such insurance proceeds) shall be distributed to Lessor free and clear upon completion of any such repair and restoration except as otherwise specifically provided below in this Section 14.

     14.2 Reconstruction in the Event of Damage or Destruction Covered by Insurance.

     14.2.1 Except as provided in Section 14.7, if during the Initial or any Renewal Term, the Leased Property is totally or partially destroyed from a risk covered by the insurance described in Section 13 and the Leased Property thereby is rendered unsuitable for its Primary Intended Use, which shall be determined by Lessor exercising good faith, then if Lessor makes the proceeds from such fire insurance policy available to Lessee, Lessee shall restore the Leased Property to substantially the same condition as existed immediately before the damage or destruction. If Lessor elects not to make the insurance proceeds available, Lessee shall be under no obligation to reconstruct the Leased Property, Lessor shall retain the insurance proceeds in full satisfaction of this Lease and this Lease shall be terminated and future Rent abated.

     14.2.2 Except as provided in Section 14.7, if during the Initial or any Renewal Term, the Leased Property is totally or partially destroyed from a risk covered by the insurance described in Section 12, but the Leased Property is not thereby rendered unsuitable for Its Primary Intended Use, Lessee shall immediately restore the Leased Property to substantially the same condition as existed immediately before the damage or destruction, and Lessor shall make available to Lessee, pursuant to Section 14.1, insurance proceeds that may be held as the result of such damage or destruction. Such damage or destruction shall not terminate this Lease, which shall remain in full force and effect.

     14.2.3 If the cost of the repair or restoration, required to be performed by Lessee pursuant to this Section 14.2 exceeds the amount of proceeds received by Lessor from the insurance required to be carried under Section 13, Lessee shall contribute any excess amounts needed to restore the Leased Property.
Such difference shall be paid by Lessee to Lessor to be held in trust together with any other insurance proceeds for application to the cost of repair and restoration.

     14.3 Reconstruction in the Event of Destruction Not Covered by Insurance. If, during the Initial or any Renewal Term, the Leased Property is totally or materially destroyed from a risk not covered by the insurance described in
Section 12, or if for any reason such insurance was not carried as required, whether or not such damage or destruction renders the Leased Property unsuitable for its Primary Intended Use, Lessee shall restore the Leased Property to substantially the same condition as it was in immediately before the damage or destruction and such damage or destruction shall not terminate this Lease.

     14.4 Lessee's Property. All insurance proceeds payable by reason of any loss of or damage to any of Lessee's Property shall be paid to Lessee and Lessee shall hold such insurance proceeds in trust to pay the cost of repairing such loss or damage.

     14.5 Restoration of Lessee's Property. If Lessee is required to restore the Leased Property as provided in Section 14.2 or 14.3, Lessee shall also restore all alterations and improvements made by Lessee and Lessee's Property.

     14.6 Abatement of Rent. Following damage to or destruction of the Leased Property under circumstances where Lessee is required to restore the Leased Property pursuant to Section 14.2 and where this Lease remains in full force and effect, Lessee's obligation to pay Minimum Rent shall be abated as provided at Section 5.2 until the earlier of (a) substantial completion of such repair or restoration or (b) expiration of the first twelve (12) months of any period required for repair and restoration, but Minimum Rent shall thereafter be payable in full. Lessee shall at all times remain obligated to pay

Additional Charges until expiration or earlier termination of this Lease.

     14.7 Damage Near End of Term.  Notwithstanding any provision of Section
14.2 appearing to the contrary, if damage to or destruction of the Leased Property occurs during the last eighteen (18) months of the Initial or any Renewal Term and is covered by insurance, and if such damage or destruction cannot be fully repaired and restored within six (6) months immediately following the date of loss, then Lessee shall have the right to terminate this Lease by giving notice to Lessor within thirty (30) days after the date of damage or destruction and all insurance proceeds shall be paid to Lessor and this Lease shall be terminated effective on the date of such notice.

     14.8 Waiver. Lessee hereby waives any statutory rights of termination that may arise by reason of any damage or destruction of the Leased Property.

     14.9 Lessee Inconvenience. No damages, compensation or claim shall be payable by Lessor to Lessee for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Leased Property pursuant to this Section 14.

     14.10 Express Provision. The provisions of this Section shall be considered an express agreement governing any case of damage or destruction of the Leased Property by fire or other casualty, and no state statute providing for such a contingency in the absence of an express agreement, and no other law of like import, now or hereafter in force, shall have application in such case.


Section 15, Condemnation.

  15.1 Definitions.

     15.1.1 "Condemnation" means (a) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (b) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

     15.1.2 "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

     15.1.3 "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

     15.1.4 "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

     15.2 Parties' Rights and Obligations. If during the Initial or any Renewal Term there is any taking of all or any part of the Leased Property or any interest in this Lease by condemnation, the rights and obligations of the parties shall be determined by this Section 15.

     15.3 Partial Taking. If a portion of the Leased Property is taken by condemnation, this Lease shall remain in effect if the Leased Property is not thereby rendered unsuitable for its Primary Intended Use (which shall be determined by Lessor exercising good faith), but if the Leased Property is thereby rendered unsuitable for its Primary Intended Use, this Lease shall terminate on the Date of Taking.

     If, as the result of any such partial taking by condemnation, this Lease is not terminated as provided in Section 15.3, Lessee shall be entitled to abatement of rent as provided in Section 5.2.

     15.4 Award Distribution. The entire Award made in connection with the condemnation of all or any part of the Leased Property shall belong to and be paid to Lessor, subject only to the rights of the Facility Mortgagees. Lessee shall be entitled to receive from the Award, if and to the extent such Award specifically includes a sum attributable thereto, an amount for loss of or to Lessee's Property and for reasonable removal and relocation costs.

     15.5 Temporary Taking. The taking of the Leased Property, or any part thereof, by military or other public authority shall constitute a taking by Condemnation only when the use and occupancy by the taking authority has continued for longer than six (6) months. During any such six (6) month period all the provisions of this Lease shall remain in full force and effect except that the Minimum Rent shall be abated or reduced during such period of taking as provided in Section 5.2.


Section 16. Events of Default.

     16.1 Events of Default. Any one or more of the following events shall constitute an Event of Default:

     (a) if Lessee shall fail to make payment of the Rent or any other amount or sum payable by Lessee under this Lease when the same becomes due and payable and such failure is not cured within a period of five (5) days of the written notice from Lessor of the Lessee's failure to timely make the payment,

     (b) if Lessee shall fail to observe or perform any other term, covenant, or condition of this Lease and such failure is not cured within a period of thirty (30) days after receipt by Lessee of written notice thereof from Lessor, unless such failure cannot, with due diligence, be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Lessee or Guarantor (defined at Section 35) proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof, and the time in which Lessee shall be obligated to cure any such failure shall also be subject to extension of time due to the occurrence of any unavoidable delay not of Lessee's making,

(c)  If Lessee or Guarantor shall:

        (i) admit in writing its inability to pay its debts generally as they become due,

        (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act,

        (iii) make an assignment for the benefit of its creditors,

        (iv) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property,

        (v) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof,

     (d) if Lessee or Guarantor shall, on a petition in bankruptcy filed against it, be adjudicated a bankrupt or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of the Lessee or Guarantor, as the case may be, a receiver of Lessee or Guarantor or of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of the Lessee or Guarantor under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within sixty (60) days for the date of the entry thereof,

     (e) if Lessee shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the sale or divestiture of substantially all of its assets other than in connection with a merger or consolidation of Lessee into, or a sale of substantially all of Lessee's assets to, another corporation provided that the survivor of such merger or the purchaser of such assets shall assume all of Lessee's obligations under this Lease by a written instrument, in form and substance reasonably satisfactory to Lessor accompanied by an opinion of counsel, reasonably satisfactory to Lessor and addressed to Lessor stating that such instrument of assumption is valid, binding and enforceable against the parties thereto in accordance with its terms (subject to usual bankruptcy and other creditors' rights exceptions), and provided further that immediately after giving effect to any such merger, consolidation or sale the Lessee or other corporation (if not the Lessee) surviving the same, together with Guarantor shall be a consolidated net worth of not less than 75% of the consolidated net worth of Lessee and Guarantor collectively, immediately before such merger, consolidation or sale, all as to be set forth in an officer's certificate and delivered to Lessor within a reasonable period of time after such merger, consolidation or sale,

     (f) if the estate or interest of Lessee in the Leased Property or any part thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of ninety (90) days after commencement thereof or thirty (30) days after receipt by Lessee of notice thereof from Lessor, (unless Lessee shall be contesting such lien or attachment in good faith in accordance with Section 12), or

     (g) if, except as a result of damage, destruction or a partial or complete condemnation, Lessee voluntarily ceases operations on the Leased Property for a period in excess of two (2) days.

If an Event of Default occurs, Lessor may terminate this Lease by giving Lessee not less than ten (10) days notice of such termination and, upon the expiration of the time fixed in such notice, the Initial or Renewal Term, as the case may be, shall terminate and all rights of Lessee under this Lease shall cease. Lessor shall have all rights at law and in equity available to Lessor as a result of an Event of Default under this Lease.

     Lessee will, to the extent permitted by law, pay as Additional Charges all costs and expenses incurred by or on behalf of Lessor, including, without limitation, reasonable attorneys fees and expenses, as a result of any Event of Default hereunder.

     16.2 Certain Remedies. If an Event of Default shall have occurred (and the event giving rise to such Event of Default has not been cured within the curative period relating thereto as set forth in Section 16.1 above) and be continuing, whether or not this Lease has been terminated pursuant to Section 16.1, Lessee shall, to the extent permitted by law, if required by Lessor so to do, immediately surrender to Lessor the Leased Property and quit the same, and Lessor may enter upon and repossess the Leased Property by reasonable force, summary proceeding, ejectment or otherwise, and may remove Lessee and all other persons and any and all personal property from the Leased Property subject to rights of any residents and to any requirement of law.

     16.3. Damages.  Neither (a) the termination of this Lease pursuant to
Section 16.1, (b) the repossession of the Leased Property, (c) the failure of Lessor, notwithstanding reasonable good faith efforts, to relet the Leased Property, (d) the reletting of all or any portion thereof, nor (e) the failure of Lessor to collect or receive any rentals due upon such reletting, shall relieve Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. In the event of any such termination, Lessee shall forthwith pay to Lessor all Rent due and payable with respect to the Leased Property to and including the date of such termination. Lessee shall also pay to Lessor, at Lessor's option, either:

     (a) at the time due but unpaid rental is paid the additional sum of:

        (i) the worth at the time of payment of the amount by which the unpaid Rent for the balance of the Term after the time of payment exceeds the amount of such rental loss that Lessee proves could be reasonably avoided, and

        (ii) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom.

     In making the above determinations, the worth at the time of payment shall be determined using the lowest rate of capitalization (highest present worth) reasonably applicable at the time of such determination and allowed by applicable law. Alternatively,

     (b) without termination of Lessee's right to possession of the Leased Property, each installment of Rent and other sums payable by Lessee to Lessor under the Lease as the same becomes due and payable, which Rent and other sums shall bear interest at the Overdue Rate, from the date when due until paid, and Lessor may enforce, by action or otherwise, any other term or covenant of this Lease.

     16.4 Waiver. If this Lease is terminated pursuant to Section 16.1, Lessee waives, to the extent permitted by applicable law, (a) any right of redemption, re-entry or repossession, (b) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Section 16, and
(c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

     16.5 Application Of Funds. Any payments received by Lessor under any of the provisions of this Lease during the existence of continuance of any Event of Default (if such payment is made to Lessor rather than Lessee due to the existence of an Event of Default) shall be applied to Lessee's obligations in the order in which Lessor may determine or as may be prescribed by the laws of the State of Oregon.


Section 17.  Lessor's Right to Cure Lessee's Default.

     If Lessee shall fail to make any payment or to perform any act required to be made or performed under this Lease, and to cure such failure within the relevant time periods provided in Section 16.1, Lessor, after notice to and demand upon Lessee, and without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attorneys fees and expenses, in each case, to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand. The obligations of Lessee and rights of Lessor contained in this Section shall survive the expiration or earlier termination of this Lease.


Section 18. Holding Over.

     If Lessee shall for any reason remain in possession of the Leased Property after the expiration of the Initial Term or any Renewal Term under circumstances where this Lease has not been renewed, or after earlier termination of the Initial or any Renewal Term, such possession shall be as a month-to-month

Lessee during which time Lessee shall pay as rental each month, one and one-half times the aggregate of (i) one twelfth of the aggregate Minimum Rent payable at the time of expiration or termination; (ii) all Additional Charges accruing during the month and (iii) all other sums, if any, payable by Lessee pursuant to the provisions of this Lease with respect to the Leased Property. During such period of month-to-month tenancy, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.


Section 19. Obligations at Expiration or Termination.

     19.1 End of Term. Upon the expiration or earlier termination of the Term, Lessee shall quit and surrender to Lessor the Premises, broom clean, in good order and condition, ordinary wear and tear excepted, and Lessee shall remove all its property. Further, the Land, Leased Improvements, Fixtures and Personal Property shall be returned in good operating order and condition, as when received by Lessee at the commencement of the Lease term (or, for items of Personal Property acquired by Lessee pursuant to Sections 6.2 and 6.3, as and when acquired by Lessee), normal wear and tear excepted. If such property is not so returned, Lessor-shall make such restorations, repairs or replacements therefor and Lessee shall be liable for reimbursement for Lessor's expenses incurred. Lessee's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease. If the last day of the term of this Lease falls on Sunday, this Lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

     19.2 Fixtures. All fixtures, equipment, structural components and like installations installed in the Leased Property at any time by Lessee shall, upon installation, become the property of Lessor and shall remain upon and be surrendered with the Leased Property. Except as otherwise provided in this Lease, nothing shall prevent Lessee's removal of Lessee's Property, but upon any such removal, Lessee shall immediately and at its expense repair and restore the Leased Property (inclusive of property formerly owned by Lessee that became the property of Lessor pursuant hereto) to the condition existing prior to such removal. All property permitted to be removed by Lessee at the end of the term remaining in the Leased Property after Lessee' removal shall be deemed abandoned and may, at the election of Lessor, either be retained as Lessor's property or may be removed from the Leased Property by Lessor.


Section 20.  Financial and Other Statements.

     20.1 Statements, Reports. Lessee shall forward to Lessor copies of all reports and documents relating to the Leased Property received from any state or federal licensing or certification authorities having jurisdiction over the Leased Property as an assisted care facility. Such copies shall be so forwarded forthwith upon receipt of such reports and documents by Lessee.

     20.2 Operating Statement. Lessee shall annually, on or before April 1 of each year commencing April 1, 1991, provide Lessor with an operating statement for the Leased Property for the preceding year, in form and content satisfactory to Lessor, certified by an independent certified public accountant.

     20.3 Financial Statements. Lessee shall, within one hundred twenty (120) days after the end of Lessee's fiscal year, provide Lessor with copies of Lessee's current Consolidated Financials, certified by Lessee to be true and correct in all material respects.

Section 21.  Risk of Loss.

     During the Term of this Lease, the risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property in consequence of the damage or destruction thereof by fire, the elements, casualties, termination of required licensing, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Lessor and those claiming from, through or under Lessor) is assumed by Lessee, and, in the absence of gross negligence, willful misconduct by Lessor pursuant to Section 36.3, Lessor shall in no event be answerable or accountable therefor nor shall any of the events mentioned in this Section entitle Lessee to any abatement of Rent except as specifically provided in this Lease.

Section 22.  Indemnification.

     Notwithstanding the existence of any insurance provided for in Section 13, and without regard to the policy limits of any such insurance, Lessee and each, Guarantor, jointly and severally, will protect, indemnify, save harmless and defend Lessor from and against all liabilities, obligations, claims, damages, penalties, and causes of action, costs and expenses (including, without limitation, reasonable attorneys fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Lessor by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks, including without limitation any claims of malpractice, (b) any use, misuse, non-use, condition, maintenance or repair by Lessee of the Leased Property, (c) any Impositions (which are the obligations of Lessee to pay pursuant to the applicable provisions of this Lease), or (d) any failure on the part of Lessee to perform or comply with any of the terms of this Lease. Any amounts that become payable by Lessee under this Section 22 shall be paid within ten (10) days after liability therefor on the part of Lessee is determined by litigation or otherwise, and if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. Lessee, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Lessor or may compromise or otherwise dispose of the same as Lessee sees fit.

     Lessee and each Guarantor's liability for a breach of the provisions of this Section 22 arising during the Initial or any Renewal Term hereof shall survive any termination of this Lease.


Section 23, Subletting And Assignment; Attornment.

     23.1 Subletting and Assignment. Lessee shall not, without the express written consent of Lessor, which may be withheld at Lessor's sole discretion, assign this Lease or sublet all or any part of the Leased Property to any other party or entity, except to residents of the retirement center facility.

     23.2 Attornment. If Lessor consents to a sublease of the Leased Property, Lessee shall insert in each sublease permitted herein, provisions to the effect that (a) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Lessor hereunder, (b) in the event this Lease shall terminate before the expiration of such sublease, the sublessee thereunder will, at Lessor's option, attorn to Lessor and waive any right the sublessee may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Lease, and (c) in the event the sublessee receives a written notice from Lessor or Lessor's assignees, if any, stating that Lessee is in default under this Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such notice, or as such party may direct. All rentals received from the sublessee by Lessor or Lessor's assignees, if any, as the case may be, shall be credited against the amounts owing by Lessee under this Lease.

Section 24, Officer's Certificate.

     Annually, within 120 days after the end of each Lessee's fiscal year, and together with the annual financial statements furnished in accordance with
Section 20.3 an officer's certificate stating that to the best of the signer's knowledge and belief after making due inquiry, Lessee is not in default in the performance or observance of any of the terms of this Lease, or if Lessee shall be in default, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same.

Section 25.  Lessor's Right to Inspect.

     Lessee shall permit Lessor and its authorized representatives to inspect the Leased Property during usual business hours subject to any security, health, safety or confidentiality requirements of Lessee, or any governmental agency or insurance requirement relating to the Leased Property.

Section 26, No Waiver.

     No failure by Lessor to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver or any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

Section 27.  Remedies Cumulative.

     To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Lessor or Lessee now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor or Lessee or any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor or Lessee of any or all of such other rights, powers and remedies.

Section 28. Acceptance of Surrender.

     No surrender to Lessor of this Lease or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of such surrender.


Section 29. No Merger of Title.

     There shall be no merger of this Lease or of the leasehold estate created hereby for reason of the fact that the same person, firm, corporation or other entity may acquire, own or hold, directly or indirectly, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property.


Section 30. Conveyance by Lessor.

     If Lessor or any successor owner of the Leased Property shall convey the Leased Property in accordance with the terms hereof other than as security for a debt, and the grantee or transferee of the Leased Property shall expressly assume all obligations of Lessor hereunder arising or accruing from and after the date of such conveyance or transfer, and shall be reasonably capable of performing the obligations of Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of the Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property and all such future liabilities and obligations shall there upon be binding upon the new owner.


Section 31. Quiet Enjoyment.

     So long as Lessee shall pay all Rent and Additional Charges as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the term hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all liens and encumbrances of record as of the date hereof. No failure by Lessor to comply with the foregoing covenant shall give Lessee any right to cancel or terminate this Lease or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Lease, or to fail to perform any other obligation of Lessee hereunder. Notwithstanding the foregoing, Lessee shall have the right, by separate and independent action, to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in the Section.

Section 32. Notices.

     All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and delivered, telecopied or mailed (by registered or certified mail, return receipt requested and postage prepaid), addressed to the respective parties, as follows:

           If to Lessee:                Oregon Laborers-Employers
                                         Pension Trust Fund
                                        c/o Capital Consultants, Inc.
                                        2300 S. W. First Avenue
                                        Portland, OR 97201
                                        Attn: Karen I. Blomquist

           With a copy to:              Robin S. Parisi, Esq.
                                        Lane Powell Spears Lubersky
                                        520 S. W. Yamhill Street
                                        Portland, OR 97204

           If to Lessee:                Crossings International Corporation
                                        4302 Ruston Way
                                        Tacoma, WA 98404
                                        Attn:  Richard W. Boehlke

           With a copy to:              Brian G. Waliser, Esq.
                                        Garvey, Schubert & Barer
                                        121 S. W. Morrison Street
                                        Portland, OR 97204


or to such other address as either party may hereafter designate, and shall be effective upon receipt.

Section 33. Subordination.

     This Lease is and shall be subordinate to any Deed of Trust or mortgage(s) of the Leased Property now of record or recorded after the date hereof affecting the Leased Property. Such subordination is effective without any further act of Lessee. Lessee shall from time to time on request from Lessor execute and deliver any documents or instruments that may be required to effectuate any such subordination. If Lessee fails to execute and deliver any such documents or instruments within ten (10) days after any such request by Lessor, Lessee irrevocably constitutes and appoints Lessor as Lessee's special attorney-in-fact to execute and deliver any such documents or instruments on Lessee's behalf.


Section 34. Estoppel Certificates.

     Lessee shall, at any time and from time to time upon not less than ten
(10) days prior written request from Lessor execute, acknowledge and deliver to Lessor, in form satisfactory to Lessor or Lessor's Mortgagee, a written statement certifying (if true) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that Lessee is not in default hereunder, the date to which the rental and other charges have been paid in advance, if any, and such other accurate certifications as may reasonably be required by Lessor. It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective purchaser or mortgagee of the Leased Property, and their respective successors and assigns.


Section 35. Guarantee

     Richard W. Boehlke ("Guarantor"), by his signature below, guarantees the performance of each and every covenant, condition and agreement to be performed by Lessee or to which Lessee is subject hereunder. Lessor shall not be obligated to pursue any remedies against Lessee prior to demand for performance by Guarantor. The guarantee provided herein is assignable in whole or in part by Lessor.

Section 36. Lessor May Assign Lease or Grant Liens.

     Without the consent of Lessee, Lessor may assign its interest under this Lease and may, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement upon the Leased Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing.

Section 37. Option to Purchase.

     37.1 Lessee's Option to Purchase. Subject to the prior right of the lessor under the Ground Lease, as more fully provided therein, Lessee shall have the option (the "Option") to purchase all of the Lessor's right, title and interest in the Leased Property ("Lessor's Interest") for a purchase price equal to the Fair Market Value (defined pursuant to Section 3) of Lessor's Interest on and as of the day the Option is exercised. Lessee may exercise the option by giving Lessor written notice of exercise at any time during the Initial or any Renewal Term; provided that, Lessor at its sole election may void any exercise without further obligation or liability on Lessor's part if at the time such notice of exercise is given or at any time thereafter to and including the closing of the purchase pursuant to Section 37.3, there exists any condition or event that constitutes, or that after notice or the lapse of time or both would constitute, an Event of Default. The closing of a purchase and sale hereunder pursuant to an exercise of the Option shall take place at a time and place (within Multnomah County, Oregon) to be designated by Lessor within ninety (90) days following the date on which the Option was exercised or, if later, within 14 days following a determination of Fair Market Value pursuant to Section
36.3. At the closing, Landlord and Tenant will comply with the provisions of
Section 37.2.

37.2 Closing of 0ption.

     37.2.1 At the closing of a purchase and sale of the Lessee's Interest pursuant to an exercise of the Option Lessor shall sell, convey, transfer and assign to Lessee, by appropriate assignment, special warranty deed and bill of sale, the property and interests in property comprising Lessor's Interest, free and clear of all liens, encumbrances and adverse claims, excepting only (i) those described in Exhibit B, (ii) those made or suffered by Lessee during the term of the Lease and (iii) those created by Lessor pursuant to Section 36.

     37.2.2 Simultaneously with such sale, transfer and conveyance, Lessee shall pay to Lessor, in readily available funds, the purchase price determined pursuant to Section 37.3, less the amount of any obligations of Lessor expressly assumed in connection with the conveyance (and provided that Lessor has consented to such assumption). Lessor shall pay the title insurance premium for a standard purchaser's policy and its own legal fees and costs in connection with Lessee's exercise of the Option. Interest on any debt secured by the Leased Property and assumed by Lessee, and rental payments under the Ground Lease, shall be pro-rated between Lessor and Lessee on and as of the date of Closing. All other costs, fees, expenses and disbursements made or incurred in connection with Lessee's exercise of the option shall be borne solely by Lessee and shall be discharged in full as a condition of the Closing.

     37.3 Determination of Fair Market Value. Fair Market Value shall mean the fair market value of Lessor's Interest, determined as of the day on which the Option is exercised, by

       (a) agreement of Lessor and Lessee on or before the date that is 30 days following the date on which the Option was exercised, or, if Lessor and Lessee cannot agree upon the Fair Market value of the Lessor's Interest within the time given for such agreement under this clause (a), then the Fair Market Value of Lessor's Interest shall be determined by

       (b) a qualified MAI appraiser experienced in the Portland, Oregon metropolitan market area and selected as follows:

         (i) on or before thirty (30) days after the date on which the Option was exercised, each party shall appoint a qualified MAI appraiser experienced in the Portland, Oregon market area and shall advise the other party of the choice. On the failure of either party to appoint an appraiser on or before thirty (30) days following such exercise date, the person appointed as appraiser by the other party may appoint a second appraiser to represent the party in default. The two appraisers appointed in either manner shall at once proceed to determine the Fair Market Value of the Lessor's Interest, but if they cannot agree upon the Fair Market Value of Lessor's Interest, they shall, not later than seventy-five (75) days following such exercise date, appoint a third appraiser and the three appraisers shall proceed at once to determine the Fair Market Value of Lessor's Interest. The appraisal shall be conducted in Oregon, and a determination signed by any two of the three appraisers shall be binding and conclusive each party. Lessor and Lessee shall each bear the costs and expenses of the appraiser representing such party, and the costs and expenses of the third appraiser, if any, shall be borne equally by Lessor and Lessee.


Section 38, Miscellaneous.

     38.1 All claims against, and liabilities of, the Lessee or Lessor arising prior to any date of termination of this Lease shall survive such termination. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. If any late charges provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by an applicable law, such charges shall be fixed at the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing and in recordable form signed by Lessor and Lessee. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Lease shall be governed by and construed in accordance with the laws of the State of Oregon.

     38.2 Lessee shall look solely to the Leased Property for recovery of any judgment from Lessor, and Lessor shall not be personally liable for any such judgment or for the payment of any monetary obligation to Lessee. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Lessee might otherwise have to obtain injunctive relief against Lessor or Lessor's successors in interest, or any action not involving the personal liability of Lessor (original or successor).

          Furthermore, except as otherwise provided herein, in no event shall Lessor (original or successor) ever be liable to Lessee for any indirect or consequential damages suffered by Lessee from whatever cause.

     38.3 Upon the expiration or earlier termination of the term of this Lease, Lessee shall use its best efforts to transfer to Lessor or Lessor's nominee, or to cooperate with Lessor or Lessor's nominee in connection with the processing by Lessor or Lessor's nominee of, any applications for all licenses, operating permits and other governmental authorization and all contracts, including contracts with governmental or quasi-governmental entities that may be necessary for the operation of the Facility for its Primary Intended Use; provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Lessor or Lessor's nominee.

     38.4 Time is the essence of each and every term and provision of this Lease Agreement.

Section 39. Memorandum of Lease.

     Lessor and Lessee shall, concurrently with execution of this Lease, enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the state in which the Leased Property is located, in which reference to this Lease, and all options contained herein, shall be made. Lessee shall pay all costs and expenses of recording such Memorandum of Lease.

Section 40. Impound Account.

     If required by any mortgage(s) or deed(s) of trust of the Leased Property, or at Lessor's election, Lessee shall pay to Lessor, quarterly or more frequently as the mortgagee(s) or trust deed holder under the mortgage(s) or deed(s) of trust or as Lessor, may require, amounts necessary to create an impound account sufficient to timely pay all real and personal property taxes and assessments and/or insurance premiums required to be paid by Lessee hereunder. Such amounts shall be adjusted from time to time to maintain an adequate reserve for the payment of the foregoing sums. The interest earned on the funds in the impound account, if any, shall be credited to Lessee, unless otherwise provided in the underlying encumbrance.


Section 41. Security.

     Lessee, to secure its faithful performance and observance of the terms, provisions and conditions of this Lease and the payment of all mounts to be paid by Lessee hereunder, grants a security interest in the assets set forth hereunder.

     41.1 Supplies, Equipment, Personal Property. Lessee's Property used in connection with the operation of the Facility.

     41.2 Assignment of Leases and Rents re Leased Property. All leases and rents, income, accounts receivable, receipts, revenues, issues, proceeds and profits resulting from the operation by Lessee of the Leased Property subject to this Lease.

     41.3 Cooperation for Perfection of Security Interest. Lessee agrees to execute and file any and all documents deemed necessary by Lessor to create and perfect the security interest of Lessor in the assets and rights of lessee described in this Section 40, including but no limited to such documents as required by the Uniform Commercial Code as adopted in the State of Oregon. Further, Lessee hereby irrevocably appoints the President of Capital Consultants, Inc. as its attorney in fact for the purpose of executing such security agreements, financing statements or certificates, as Lessor deems necessary to perfect its security interest as granted herein, if Lessee should refuse to do so.

     41.4 Transfer of Security. In the event of a sale or lease of the Leased Property by Lessor or assignment of Lessor's interest under this Lease, Lessor shall have the right to transfer the security granted pursuant to this Section 41 to the vendee, lessee or assignee and Lessor shall thereupon be released by Lessee from all liability for the return of such security. Lessee shall look to the new Lessor solely for the return of said security and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Lessor.

     41.5 Further Covenant. Lessee shall not further assign or encumber or attempt to assign or encumber the assets in which a security interest has been granted to Lessor, and neither Lessor nor its successors or assigns shall be found by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

     41.6 Security Agreement. Lessee's grant of the security interest provided in this Section 41 constitutes a security agreement within the meaning of the Uniform Commercial Code as enacted in the State of Oregon.

     41.7 Attorneys Fees.   Should any litigation be commenced between the
parties concerning this Lease or the transactions contemplated hereby, the prevailing party in such litigation shall be entitled, in addition to such other relief as may be granted, to receive from the losing party a reasonable sum as and for its attorneys' fees, at trial and on appeal or review, said amount to be set by the court before which the matter is heard.

     41.8 Exhibits. The following exhibits referred to in this Lease are incorporated herein, as if set out in full, by the respective references to them:


                      Exhibit A -  Land
                      Exhibit B -  Permitted Encumbrances
                      Exhibit C -  Ground Lease
                      Exhibit D -  Minimum Rent Schedule



     IN WITNESS WHEREOF, the parties have cause this Lease to be executed by their respective officers thereunder duly authorized.


LESSOR:                  CAPITAL CONSULTANTS, INC., as Agent for
                         the Oregon Employers-Laborers Pension
                         Trust Fund

                         By  /s/ W.D. Schaub
                            ------------------------------------
                                       Vice President

LESSEE:                       CROSSINGS INTERNATIONAL CORPORATION

                              By /s/ Richard W. Boehlke
                                 --------------------------------

                              Title President
                                    -----------------------------


GUARANTOR:                        /s/ Richard W. Boehlke
                               ----------------------------------
                               Richard W. Boehlke


STATE OF OREGON      )
                     ) ss.
County of Multnomah  )


     On this 14th day of January, 1991, before me personally appeared William Schaub who, being duly sworn, did say that he/she is the 1st Vice President of CAPITAL CONSULTANTS, INC., as Agent for the Oregon Laborers-Employers Pension Trust Fund, and that said instrument was signed on behalf of said corporation by authority of its board of directors; and he/she acknowledged said instrument to be its voluntary act and deed.


                                   /s/ Carol L. Handu
                                   -------------------------------
                                   NOTARY PUBLIC FOR OREGON
                                   My Commission Expires: 06/18/94



STATE OF OREGON       )
                      ) ss.
County of Multnomah   )

     On this 10th day of January 1991, before me personally appeared Richard W. Boehlke who, being duly sworn, did say that he/she is the President of CROSSINGS INTERNATIONAL CORPORATION, and that said instrument was signed on behalf of said corporation by authority of its board of directors; and he/she acknowledged said instrument to be its voluntary act and deed.

                                 /s/ Carol L. Handu
                                 ---------------------------------
                                 NOTARY PUBLIC FOR OREGON
                                 My Commission Expires: 06/18/94

                                  EXHIBIT A
                             TO OPERATING LEASE

                          Real Property Description


A tract of land in the southwest one-quarter of Section 19, Township 2 South, Range 1 East of the Willamette Meridian, Clackamas County, Oregon being more particularly described as follows:

    Commencing at the southwest corner of said Section 19 being marked by a brass disc; thence North 1 degree 149'54" East along the west line of said
    Section 19 a distance of 2183.71 feet; thence South 88910106" East at 900 to said West line a distance of 20.00 feet to a point in the East right-of-way line of Meridian Road (S.W. 65th Ave. or County Road #591) and the Point of Beginning of the tract herein to be described, said point being marked by a 5/811 Iron Rod set by Caswell (P.L.S. #737), said point also marking the southwest corner of the Jess Roe property as recorded on P.S. #22182 in Clackamas County Survey records; thence from said point of beginnig South 87 degree 311'20" East along the south line of said Roe property, 680.00 feet; thence South 2035,50-West, 434.16 feet; thence South 80000100" West 274.43 feet to a point of curve to the right having a radius of 368.00 feet; thence along said curve through a central angle of 25056'50' (said curve subtended by a chord which bears North 870011351 West
    165.23 feet) an arc length of 166.65 feet; thence North 74003'10, West,
    62.08 feet to a point of curve to the right having a radius of 5.00 feet; thence along said curve through a central angle of 76047,50- (said curve subtended by a chord which bears North 35039115' west, 6.21 foot), an arc length of 6.70 feet to a point of reverse curve to the left having a radius of 157.00 feet; thence along said curve through a central angle of 90054,471 (said curve subtended by a chord which bears North 42042143-West, 223.79 feet), an arc length of 249.12 feet to a point of reverse curve to the right having a radius of 5.00 feet; thence along said curve through a central angle of 90000100' (said curve subtended by a chord which bears North 43110'06' West, 7.07 feet), an arc length of 7.85 feet; thence North 88010106" West, 14.39 feet to a point in the East right-of-way line of said Meridian Road; thence along said right-of-way line North 10491541 East, 310.16 feet to the Point of Beginning.

    TOGETHER WITH ingress and egress easement described as follows:

    A strip of land for ingress and egress purposes which lies between and is contiguous with an ingress-egress easement over and along Meridian Park Hospital Access Road and a tract of land leased to the Assisted Living Community, said strip of land being situated in the southwest one-quarter of Section 19, Township 2 South, Range 1 East of the W.M., Clackamas County, Oregon, being more particularly described as follows:

    Commencing at a brass disk marking the southwest corner of said Section
    19; thence North 1(degree)49'54" East along the West line of said Section a distance of 1709.37 feet; thence at right angles South 88(degrees)10'06" East, 176.37 feet to a point of compound curve on said Access Road easement; thence along said easement on a curve to the left having a radius of 137.00 feet, through a central angle of 2(degrees)05'28" (said curve subtended by a chord which bears North 1(degree)41'57" East, 5.00 feet) an arc length of 5.00 feet to the point of beginning of the tract herein to be described; thence from said point of beginning, continuing along said curve to the left having a radius of 137.00 feet, through a central angle of 18(degrees)08'43" (said curve subtended by a chord which bears North 8(degrees)25'09" West, 43.21 feet) an arc length of 43.39 feet; thence radially departing said Access Road easement North 72(degrees)30'29" East,
    20.00 feet to a point in a curve on the perimeter of said Assisted Living Community tract; thence along said curve to the right having a radius of
    157.00 feet through a central angle of 18(degrees)08'43" (said curve subtended by a chord which bears South 8(degrees)25'09" East, 49.51 feet) an arc length of 49.72 feet; thence radially departing said Assisted Living Community tract North 89(degrees)20'47" West, 20.00 feet to the point of beginning.

    ALSO TOGETHER WITH ingress and egress easement described as follows:

    A strip of land for ingress-egress purposes over and along Meridian Park Hospital Access Road situated in the southwest one-quarter of Section 19, Township 2 South, Range 1 East of the W.M., being more particularly described as follows:

    Commencing at a brass disc marking the southwest corner of said Section 19; thence North 1(degree)49'54" East along the West line of said Section, a distance of 1836.55 feet; thence South 88(degree)10'06" East, 20.00 feet to the point of beginning of the tract herein to be described, said point of beginning being at the intersection of the centerline of the Meridian Park Hospital Access Road with the east right-of-way line of Meridian Road (S.W. 65th Ave. or County Road #591); thence from said point of beginning North 1(degree)49'54" East along said right-of-way 21.22 feet to point of curve to the left having a radius of 25.00 feet; thence along said curve through a central angle of

50(degrees)51'31" (said curve subtended by a chord which bears South 62 (degrees)44' 20" East 21.47 feet an arc length of 22.19 feet to a point of reverse curve to the right having a radius of 137.00 feet; thence along said curve through a central angle of 90(degrees)54'47" (said curve subtended by a chord which bears South 42(degrees)42'43" East 195.28 feet) an arc length of
217.38 feet to a point of curve to the left having a radius of 25.00 feet; thence along said curve through a central angle of 76(degrees)47'15" (said curve subtended by a chord which bears South 35(degrees)39'15" East, 31.06 feet) an arc length of 33.51 feet; thence South 74(degrees)03'10" East, 62.08 feet to a point of curve to the left having a radius of 388.00 feet; thence along said curve through a central angle of 19(degrees)16'27" (said curve subtended by a chord which bears South 83(degrees)41'21" East, 129.91 feet) an arc length of
130.52 feet; thence along said radial line North 31(degrees)91'37", West, 20.00 feet to a point in the south line of tract of land leased to the Assisted Living Community and a point on a curve to the left having a radius of 368.00 feet; thence along said arc through a central angle of 6(degrees)40'23" (said curve subtended by a chord which bears North 83(degrees)20'04" East, 42.84 feet) an arc length of 42.86 feet; thence departing said lease line and crossing said Access Road at right angles South 10(degrees)00'00" East, 44.00 feet to a point of curve to the right having a radius of 412.00 feet; thence along said curve through a central angle of 25(degrees)56'50" (said curve subtended by a chord which bears North 87(degrees)1'35" West, 184.99 feet) an arc length of 186.58 feet; thence North 74(degrees)31'01" West, 61.22 feet to a point of curve to the left having a radius of 25.00 feet (said curve subtended by a chord which bears South 64(degrees)37'01" West, 33.02 feet) an arc length of 36.07 feet; thence North 66(degrees)42'50" West, 24.00 feet; thence North 23(degrees)17'10" East,
16.44 feet to a point of curve to the left, having a radius of 113.00 feet; thence along said curve through a central angle of 111(degrees)27'16" (said curve subtended by a chord which bears North 32(degrees)26'28" West, 186.76 feet) an arc length of 219.81 feet to a point of compound curve to the left having a radius of 25.00 feet; thence along said curve through a central angle of 50(degrees)51'30" (said curve subtended by a chord which bears South 66(degrees)24'09" West, 21.47 feet) an arc length of 22.19 feet to a point in the east right-of-way line of said Meridian Road; thence along said right-of-way line North 1(degrees)49'54" East, 21.22 feet to the point of beginning.

                                  EXHIBIT B
                               TO OPERATING LEASE

                             Permitted Encumbrances


     The permitted encumbrances are all of those as set forth on Schedule B,
Part 1 of that certain policy of title insurance issued to Oregon
Laborers-Employers Pension Trust Fund by Ticor Title Insurance Company of California, dated May 31, 1988, Policy No. 186-845-A.

                                  EXHIBIT C
                             TO OPERATING LEASE

                                Ground Lease


                                  Attached

                                  EXHIBIT B

                            MINIMUM RENT SCHEDULE



                         Period               Monthly Minimum Rent
                         ------               --------------------

                  01/01/91 - 12/31/91              $60,741.67
                  01/01/92 - 08/31/92              $68,377.08
                  09/01/92 - 02/28/93              $50,377.00


Minimum Rent for all months commencing March 1, 1993, shall be equal to the fixed amount, specified below, for such month plus the amount payable by Lessor during such month under (a) the Ground Lease, and (b) the obligation secured by the Mortgage (which obligation increases annually each February and August):


                                                        Fixed Component of
          Period                                      Monthly Minimum Rent
          ------                                      ---------------------

    03/01/93  -   02/28/94                                 $17,958.00
    03/01/94  -   02/28/95                                 $18,420.00
    03/01/95  -   02/28/96                                 $18,921.00
    03/01/96  -   02/28/97                                 $19,456.00
    03/01/97  -   02/28/98                                 $20,026.00
    03/01/98  -   02/28/99                                 $20,644.00
    03/01/99  -   02/28/00                                 $21,303.00
    03/01/00  -   through end of                           $22,008.00
                   Initial Term